PriceSmart Announces Leadership Transition

Sherry Bahrambeygui to Resign as CEO Effective February 3, 2023

Robert Price to Become Interim CEO

San Diego, CA (December 9, 2022) – PriceSmart, Inc. (NASDAQ: PSMT) announced today that Sherry Bahrambeygui will be resigning as Chief Executive Officer, effective February 3, 2023, the date of the Company’s annual stockholder meeting, in order to pursue new professional and philanthropic interests.  Robert Price, the Company’s founder and Chairman of the Board, will become Interim Chief Executive Officer.  John Hildebrandt, the Company’s Executive Vice President and Chief Operating Officer, has been promoted to President and Chief Operating Officer.  David Price, who currently serves as the Company’s Vice President – Environmental and Social Responsibility and as a member of the Board, will be promoted to Executive Vice President and Chief of Staff to the Interim CEO.

As part of the PriceSmart leadership transition plan, Ms. Bahrambeygui will continue serving stockholders as a member of the Board of Directors of the Company.  Prior to her tenure as CEO, she served on the Company’s Board as a director for eight years, including having served as Vice Chairman and Chair of the Compensation Committee.  Between now and February 3, Ms. Bahrambeygui will continue her employment and will work towards the orderly transition of her responsibilities.  She has agreed to make herself available at the Company’s request for up to 100 hours of transition support during the twelve months following her resignation.

“Sherry’s performance as CEO during some of the most challenging years in the history of PriceSmart has been marked by record revenues and profits as well as membership growth, club growth and the launch of online shopping and delivery.  The Company is poised to build on Sherry’s and her team’s accomplishments over the past four years.  We appreciate all of her contributions and look forward to Sherry’s continued strategic and operational input to drive the future success of PriceSmart,” commented Chairman Robert Price.

“These past four years have been an incredibly challenging and professionally rewarding time.  I have been so fortunate to work with an incredible team in the U.S. and in  all of our markets that share my dedication to our employees and Members.  While my day-to-day role is changing, I will remain connected to our incredible workforce by serving on the Board and helping build on the Company’s record performance,” said Ms. Bahrambeygui.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Latin America and the Caribbean, selling high quality merchandise and services at low prices to PriceSmart Members. PriceSmart operates 50 warehouse clubs in 12 countries and one U.S. territory (nine in Colombia; eight in Costa Rica; seven in Panama; five in the Dominican Republic and Guatemala, four in Trinidad; three in Honduras; two each in El Salvador, Nicaragua, and Jamaica; and one each in Aruba, Barbados and the United States Virgin Islands). In addition, the Company plans to open a warehouse club in San Miguel, El Salvador in the spring of 2023 and a warehouse club in Medellín, Colombia in the summer of 2023. Once these two new clubs are open, the Company will operate 52 warehouse clubs.

This press release may contain forward-looking statements concerning PriceSmart, Inc.'s ("PriceSmart", the "Company" or "we") anticipated future revenues and earnings, adequacy of future cash flows, omni-channel initiatives, proposed warehouse club openings, the Company's performance relative to competitors and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “anticipated,” “scheduled,” “intend,” and like expressions, and the negative thereof.  These statements are subject to risks and uncertainties that could cause actual results to differ materially including, but not limited to: various political, economic and compliance risks associated with our international operations, adverse changes in economic conditions in our markets, natural disasters, volatility in currency exchange rates and illiquidity of certain local currencies in our markets, competition, consumer and small business spending patterns, political instability, increased costs associated with the integration of online commerce with our traditional business, whether the Company can successfully execute strategic initiatives, our reliance on third party service providers, including those who support transaction and payment processing, data security and other technology services, cybersecurity breaches that could cause disruptions in our systems or jeopardize the security of

Member or business information, cost increases from product and service providers, interruption of supply chains, novel coronavirus (COVID-19) related factors and challenges, exposure to product liability claims and product recalls, recoverability of moneys owed to PriceSmart from governments, and other important factors discussed in the Risk Factors section of the Company's most recent Annual Report on Form 10-K, and other factors discussed from time to time in other filings with the SEC, which are accessible on the SEC's website at www.sec.gov, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements speak only as of the date that they are made, and the Company does not undertake to update them, except as required by law.

For further information, please contact Michael L. McCleary, EVP, Chief Financial Officer and Principal Accounting Officer (858) 404-8826 or send an email to ir@pricesmart.com.